CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103145, 333-157973, and 333-174082 on Form S-8 of our report dated November 29, 2012, relating to the financial statements and financial statement schedule of Rofin-Sinar Technologies Inc., and the effectiveness of Rofin-Sinar Technologies Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rofin-Sinar Technologies Inc. for the year ended September 30, 2012.

/s/ Deloitte & Touche LLP

Detroit, MI
November 29, 2012